LEXINGTON CORPORATE LEADERS TRUST FUND


              AMENDED AND RESTATED TRUST INDENTURE


                            Between


               LEXINGTON MANAGEMENT CORPORATION,

                        as Sponsor, and

              STATE STREET BANK AND TRUST COMPANY

                           as Trustee



         EFFECTIVE AS OF ______________________________

                           TABLE OF CONTENTS
                                                              Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I Definitions. . . . . . . . . . . . . . . . . . . . . .2
     Business Day. . . . . . . . . . . . . . . . . . . . . . . .2
     Certificate . . . . . . . . . . . . . . . . . . . . . . . .2
     Distribution Day. . . . . . . . . . . . . . . . . . . . . .2
     Distributive Fund . . . . . . . . . . . . . . . . . . . . .2
     Evaluation Time . . . . . . . . . . . . . . . . . . . . . .2
     Holder. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Income. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Indenture . . . . . . . . . . . . . . . . . . . . . . . . .2
     Participation . . . . . . . . . . . . . . . . . . . . . . .2
     Participation Value . . . . . . . . . . . . . . . . . . . .3
     Prospectus. . . . . . . . . . . . . . . . . . . . . . . . .3
     Record Day. . . . . . . . . . . . . . . . . . . . . . . . .3
     Redemption Date . . . . . . . . . . . . . . . . . . . . . .3
     Redemption Price. . . . . . . . . . . . . . . . . . . . . .3
     Securities. . . . . . . . . . . . . . . . . . . . . . . . .3
     Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Stock Unit. . . . . . . . . . . . . . . . . . . . . . . . .3
     Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . .4
     Trust Evaluation. . . . . . . . . . . . . . . . . . . . . .4
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE II     Formation of Trust. . . . . . . . . . . . . . . .4
     SECTION 2.01.  Trust Fund . . . . . . . . . . . . . . . . .4
     SECTION 2.02.  Purchase of Stock Units. . . . . . . . . . .4
     SECTION 2.03.  Register of Certificates, Participations . .4
     SECTION 2.04.  Form of Certificates . . . . . . . . . . . .4

ARTICLE III    Administration of Trust . . . . . . . . . . . . .5
     SECTION 3.01.  Distributive Fund. . . . . . . . . . . . . .5
     SECTION 3.02.  Certain Deductions and Distributions . . . .5
     SECTION 3.03.  Dividend Reinvestment Program. . . . . . . .6
     SECTION 3.04.  Statement and Reports. . . . . . . . . . . .6
     SECTION 3.05.  Sale of Securities and of Certain Rights . .7
     SECTION 3.06.  Securities Received Pursuant to an Exchange.7
     SECTION 3.07.  Counsel. . . . . . . . . . . . . . . . . . .8
     SECTION 3.08.  Trustee Not to Adjust Accounts . . . . . . .8
     SECTION 3.09.  Notice of Change in Distributive Fund. . . .8

ARTICLE IV     Evaluation of Securities. . . . . . . . . . . . .8
     SECTION 4.01.  Evaluation of Securities . . . . . . . . . .8
     SECTION 4.02.  Liability of the Trustee . . . . . . . . . .8

ARTICLE V Trust Fund Evaluation. . . . . . . . . . . . . . . . .9
     SECTION 5.01.  Trust Fund Evaluation. . . . . . . . . . . .9
     SECTION 5.02.  Redemption of Participations . . . . . . . .9

ARTICLE VI     Transfer of Interchange of Participations . . . 10
     SECTION 6.01.  Transfer or Interchange of Participations. 10
     SECTION 6.02.  Certificate Mutilated, Destroyed, Stolen or Lost10

ARTICLE VII    Rights of Holders . . . . . . . . . . . . . . . 11
     SECTION 7.01.  Beneficiaries of Trust . . . . . . . . . . 11
     SECTION 7.02.  Ownership of Participations, Certificates. 11
     SECTION 7.03.  Rights, Terms and Conditions . . . . . . . 11

ARTICLE VIII   Sponsor . . . . . . . . . . . . . . . . . . . . 12
     SECTION 8.01.  Discharge of a Sponsor . . . . . . . . . . 12
     SECTION 8.02.  Resignation of the Sponsor . . . . . . . . 12
     SECTION 8.03.  Liability of Sponsor and Indemnification . 12
     SECTION 8.04.  Sponsor's Fee. . . . . . . . . . . . . . . 13

ARTICLE IX     Trustee . . . . . . . . . . . . . . . . . . . . 13
     SECTION 9.01.  General Matters Relating to Trustee. . . . 13
     SECTION 9.02.  Books and Records. . . . . . . . . . . . . 15
     SECTION 9.03.  Indenture and List of Securities on File . 15
     SECTION 9.04.  Compensation of Trustee. . . . . . . . . . 15
     SECTION 9.05.  Resignation, Discharge or Removal of Trustee;
          Successors . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 9.06.  Qualification of Trustee . . . . . . . . . 16

ARTICLE X Termination. . . . . . . . . . . . . . . . . . . . . 16
     SECTION 10.01. Procedure Upon Termination . . . . . . . . 16
     SECTION 10.02. Notice to Holders of Participations Evidenced by
          Certificates . . . . . . . . . . . . . . . . . . . . 17
     SECTION 10.03. Monies to be Held in Trust Without Interest17
     SECTION 10.04. Dissolution of Sponsor Not to Terminate. . 17

ARTICLE XI     Miscellaneous Provisions. . . . . . . . . . . . 18
     SECTION 11.01. Amendment and Waiver . . . . . . . . . . . 18
     SECTION 11.02. Registration of Participations and Trust . 18
     SECTION 11.03. Fiscal Year. . . . . . . . . . . . . . . . 19
     SECTION 11.04. New York Law to Govern . . . . . . . . . . 19
     SECTION 11.05. Notices. . . . . . . . . . . . . . . . . . 19
     SECTION 11.06. Severability . . . . . . . . . . . . . . . 19
     SECTION 11.07. Separate and Distinct Series . . . . . . . 19

             LEXINGTON CORPORATE LEADERS TRUST FUND

              AMENDED AND RESTATED TRUST INDENTURE

Effective as of ___________________________

     This Amended and Restated Trust Indenture effective as of
______________, is executed between Lexington Management Corporation, as Sponsor, and State Street Bank and Trust Company, as Trustee, and the registered holders from time to time of participations of Lexington Corporate Leaders Trust Fund.

WITNESSETH THAT:

     WHEREAS, the Sponsor, the Trustee and the Holders from time to time of Corporate Leaders Trust Fund (the "Trust") have made a certain Indenture dated as of November 18, 1935, as amended and supplemented by a Supplemental Indenture dated December 27,1935; a Supplemental Indenture dated January 22, 1936; a Statement dated May 10, 1937; a Supplemental Indenture dated June 9, 1938; a Supplemental Indenture dated August 23, 1938; a Supplemental Indenture dated February 28, 1941; an Agreement dated August 11, 1943 made by the Sponsor, and a Letter Agreement dated August 11, 1943 between the Sponsor and the Trustee; a Supplemental Indenture dated December 4, 1953; a Supplemental Indenture dated May 22, 1958; a Supplemental Indenture dated February 29, 1960; and an Amended and Restated Trust Indenture dated November 14, 1989; and an Amendment dated April 23, 1993; and

     WHEREAS, the Sponsor has requested and the Trustee has consented that the Indenture be modified and supplemented as to Series B, subject to the approval of the Holders holding certificates of Series B issued on or after January 1, 1941 and which represent in the aggregate not less than a majority of the Participations credited to all accounts in Series B, as hereinafter provided; and

     WHEREAS, Holders of Corporate Leaders Trust Fund Certificates Series A will continue to be governed by the Indenture;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                          INTRODUCTION

     This Amended and Restated Indenture effective as of the day and year first above written shall be applicable to Series B and to any series formed subsequent to the effective date hereof. Each series shall be independent of all other series. All cash, securities, properties and interests received with respect to each series shall be administered separately and in trust, as hereinafter provided, for the registered Holders of the respective series. No persons or parties shall have any rights, titles or interests under any circumstances in such series by virtue of any interest in or connection with any other series or the certificates thereof. This Amended and Restated Indenture and the respective rights, powers, obligations and duties of the Sponsor, the Trustee and each Holder hereunder shall be construed in all respects as if this Amended and Restated Indenture constituted a separate indenture for each series which shall at any time be outstanding hereunder and each term and provision of this Amended and Restated Indenture shall be construed, unless the contrary is clearly required by the context, to refer (whether or not expressly so stated) severally to each such series as if it were the only series so outstanding.

                           ARTICLE I

                          Definitions

     Whenever used in this Amended and Restated Indenture, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Business Day

     Any day on which the New York Stock Exchange and the Federal Reserve Bank of New York and the Trustee are open for business.

Certificate

     Any one of the non-negotiable certificates duly executed by the Trustee, in each case in substantially the form set forth as Exhibit A with the blanks appropriately filled in.

Distribution Day

     June 30 and December 31 of each year.

Distributive Fund

     The meaning assigned in Section 3.01.

Evaluation Time

     4:00 p.m. New York time.

Holder

     The registered holder of any Participation, whether or not evidenced by a certificate, as recorded on the registration books of the Trustee.

Income

     Any cash dividend distribution by an issuer of a Security in respect thereof, whether or not such distribution is taxable to the recipient thereof.

Indenture

     The Indenture dated November 18, 1935 whereby the Trust Fund was created and all amendments and supplements thereto.

Participation

     A fractional undivided interest in and ownership of the Trust Fund and the Distributive Fund.

Participation Value

     The total of the respective values of the Trust Fund the Distributive Fund as determined by a Trust Evaluation, divided by the number of Participations then outstanding.


Prospectus

     The prospectus relating to the Trust Fund filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended.

Record Day

     The next to the last business day of the month.

Redemption Date

     The meaning assigned in Section 5.02.

Redemption Price

     The meaning assigned in Section 5.02.

Securities

     The equity securities which are listed or referred to as Securities hereunder in Schedule A to this Amended and Restated Indenture as may be reconstituted from time to time as provided herein.

Sponsor

     Lexington Management Corporation or its successor or any successor Sponsor appointed as herein provided.

Stock Unit

     A Stock Unit is comprised of one share of common stock of each of the Securities listed in Schedule A to this Amended and Restated
Indenture as may be reconstituted from time to time as provided herein.

Trust

     The trust created by the Indenture, as amended by this Amended and Restated Indenture (and all series created therein or at anytime outstanding hereunder) which shall consist of a Trust Fund and a Distributive Fund.

Trust Fund

     The meaning assigned to it in Section 2.01.

Trust Evaluation

     The meaning assigned to it in Section 5.01.

Trustee

     State Street Bank and Trust Company or its successors or any successor trustee appointed as herein provided.


                           ARTICLE II

                       Formation of Trust

     SECTION 2.01. Trust Fund. The Trust Fund shall consist of stock units and such cash as may be available for the purchase of Stock Units. The Trustee shall hold the Trust Fund under this Amended and Restated Indenture as Trustee pursuant to the Indenture.

     The interest of each Holder under this Amended and Restated Indenture shall consist of respective interests in the Trust Fund and the Distributive Fund (as described in Section 3.01). Such interest of each Holder shall be designated in Participations. No Holder shall have any interest in any specific Stock Units or any property held as part of the Trust Fund, but the interest of each Holder shall be an undivided interest in the whole of the Trust Fund and Distributive Fund (subject to deductions and reserves as provided in Section 3.02) and shall bear the same ratio to the whole of such Trust Fund and Distributive Fund as the number of Participations credited to such Holder's account shall bear to the total number of Participations credited to all Holders' accounts.

     SECTION 2.02. Purchase of Stock Units. Monies received on sales of Participations and any excess cash insufficient to purchase an entire Stock Unit following a Distribution Date will be held in the Trust Fund without interest until the business day following receipt of sufficient cash to purchase at least one hundred (100) Stock Units at the then market price.

     SECTION 2.03. Register of Certificates, Participations. A register shall be kept by the Trustee containing the names and addresses of the Holders and the number of Participations credited to each Holder's account, whether or not represented by a certificate, and in which all issues, exchanges, transfers, redemptions and cancellations of Participations shall be recorded. Unless a Holder requests to be issued a Certificate hereunder, the Trustee will record the ownership of Participations owned by such person in said register without issuing a certificate, in which event (i) such register shall be conclusive as to such person's ownership of such Participations and entitlement to all the rights such person would have as the registered owner of a certificate representing such Participations, (ii) such person shall have the right at any time to request the issuance of a certificate or certificates representing such Participations in denominations deemed appropriate by the Trustee, and (iii) such Participations (if not represented by a certificate) may be transferred by such person only by entry of the name and address of the transferee in the register maintained by the Trustee upon delivery to the Trustee of a written instrument or instruments of transfer in form satisfactory to the Trustee.

     SECTION 2.04. Form of Certificates. Each certificate referred to in Section 2.04 is, and each certificate hereafter issued shall be numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, duly executed by an authorized signatory of the Trustee and in facsimile by the Chairman of the Board, the President or one of the Vice Presidents of the Sponsor and dated the date of execution and delivery by the Trustee.

                          ARTICLE III

                    Administration of Trust

     SECTION 3.01. Distributive Fund. Except to the extent that the Trustee is participating in a dividend reinvestment program of an issuer of Securities in accordance with Section 3.03, the Trustee shall collect the dividends, interest and capital gains on Securities and any other money received by the Trustee under this Amended and Restated Indenture and credit such amounts to an account to be known as the "Distributive Fund". All distributions other than cash shall be sold for cash by the Trustee. Upon any stock split, a number of shares equal to the number of outstanding Stock Units shall be retained in the Trust Fund and the balance shall be sold.

     The Trustee shall invest the funds in the Distributive Fund in obligations issued or guaranteed by the United States Government, its agencies or instrumentalities which mature prior to the next Distribution Date. On each Distribution Day the Trustee shall use such distributions to purchase additional Stock Units in accordance with the Dividend Reinvestment Program.

     The Trustee may from time to time allocate a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust Fund. The Trustee shall not be required to distribute to the Holders any of the amounts so allocated, provided, however, that if it, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly include such amounts in the Distributive Fund.

     SECTION 3.02. Certain Deductions and Distributions. On the last business day of each month the Trustee shall:

     (a) deduct from the Distributive Fund and pay to itself individually (i) the amounts that it is at the time entitled to receive pursuant to Section 9.04 on account of its services theretofore performed and expenses theretofore incurred and (ii) the amount that it is at the time entitled to receive under the terms of this Section in reimbursement of amounts advanced by it pursuant to that Section;

     (b) deduct from the Distributive Fund an amount equal to unpaid fees and expenses of the Trust Fund, if any, of counsel and auditors pursuant to Section 9.01;

     (c) deduct from the Distributive Fund the amount that the Sponsor is at the time entitled to receive as compensation pursuant to Section
8.04 for performing certain administrative services.

     The Trustee shall as of each Distribution Day compute to at least two decimal places the amount of the semi-annual income distribution per Participation for each Holder of record at the close of business on the preceding Record Day and shall use such distributions to purchase additional Stock Units in accordance with the Dividend Reinvestment Program unless the Trustee has been authorized by the Holder to distribute at the post office address of such Holder appearing on the register of the Trustee or by such other means as shall have been mutually agreed upon by such Holder and the Trustee, an amount substantially equal to the semi-annual distribution computed on such Distribution Day, except for cash required to be held specially under
Section 3.01; provided, however, that the Trustee in its discretion may on any Distribution Day determine that the amount to be distributed to Holders should be more or less than the amount of the semi-annual income distribution per Participation because of any unusual or extraordinary increase or decrease in the expenses incurred or expected to be incurred by the Trust Fund. In making the computation of such Holder's interest in the balance of the Distributive Fund, fractions of less than one cent per Participation shall be omitted.

     Except as required by the preceding paragraph, Holders of record on the register of the Trustee at the close of business on the Record Day prior to each Distribution Day shall be entitled to the distribution in respect of such Distribution Day, and no liability shall attach to the Trustee by reason of payment to or on the order of any such Holder of record.

     SECTION 3.03. Dividend Reinvestment Program. Unless a Holder elects otherwise, cash distributions and amounts received from the sale of Securities, stock dividends or stock splits will be reinvested in additional Stock Units on the business day following the Distribution Date at the net asset value on the applicable Distribution Date. To the extent there is insufficient cash funds to purchase an entire Stock Unit, such funds shall be held in the Trust Fund pursuant to Section 3.02. Holders who choose not to participate in the dividend reinvestment program must inform the Sponsor in writing prior to the next Distribution Date.

     SECTION 3.04. Statement and Reports. With each distribution from the Distributive Fund the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in a separate statement to each Holder, the amount being distributed to each such account expressed as a dollar amount per Participation and, if such distribution was reinvested in Participations, the number of such Participations in the Holder's account maintained by the Trustee.

     Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Holder a statement setting forth, with respect to such calendar year:

          (a) (1) the amount of income received on the sale or liquidation of Securities;

               (2) the deductions for applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.01, if any;

               (3) any other amounts credited or deducted from the Distributive Fund;

               (4)  the balance remaining after such
          distributions, deductions and reservations; and

          (b)  the following information:

               (1)  a list of the Securities disposed of or
          acquired during such calendar year;

               (2) the number of Participations outstanding on the last business day of such calendar year;

               (3)  the Participation Value based on the last
          Trust Evaluation made during such calendar year; and

               (4) the amounts actually distributed to Holders during such calendar year expressed as total dollar amounts and as dollar amounts per Participation outstanding on the Record Days for such distributions and the status of such distributions for Federal income tax purposes and, if any such distributions were reinvested in Participations, the number of such Participations in each Holder's account maintained by the Trustee.

     SECTION 3.05. Sale of Securities and of Certain Rights. The Sponsor by written notice may direct the Trustee to sell Securities as to which any of the following conditions exist at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any one or more of the following conditions exist:

     (a) that there has been a failure by such Securities to declare or pay dividends;

     (b) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of dividends on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends on the same;

     (c) that there has occurred any breach of covenant or warranty in any trust indenture or other document relating to the issuer which might materially and adversely affect either immediately or contingently the declaration or payment of dividends on such Securities;

     (d) that there has been a default in the payment of principal or par or stated value of, premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends on the Securities;

     (e) that such Securities (except for certificates of deposit) shall cease to be or shall not be listed on the New York Stock Exchange, and, after a period of fifteen (15) business days, shall not have been reinstated.

     Upon receipt of such direction from the Sponsor with respect to any Securities, or in the case of options, warrants or other rights to purchase Securities distributed to the Trust Fund in respect of Securities as soon as is practicable after receipt of such options, warrants or other rights, the Trustee shall proceed to sell the specified Securities or any such rights. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Sponsor to give any such direction, and in the absence of such direction the Trustee shall have no duty to inquire whether or not any of the foregoing conditions exist or sell any Securities under this
Section 3.05. The Sponsor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section 3.05 or for errors of judgment. This provision, however, shall not protect the Trustee or Sponsor against any liability for which they would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.

     SECTION 3.06. Securities Received Pursuant to an Exchange. In the event of the merger or consolidation of the issuer of any of the Securities with any other corporation or reorganization (including the sale or conveyance or lease by it of all or substantially all of its properties to any other corporation) or any recapitalization or readjustment of the capital stock of any issuer of the Securities; and an offer by the issuer of the Securities is made to issue new Securities of the same or a different kind or for securities of any other corporation and/or for other property and/or for cash, the Sponsor may instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Sponsor may deem proper.
Any Securities received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Amended and Restated Indenture to the same extent as the Securities originally deposited hereunder and the Trustee shall give notice to the Sponsor in writing with respect to the acquisition of such Securities.

     SECTION 3.07. Counsel. The Sponsor may employ from time to time counsel to act on behalf of the Trust for any legal services in connection with the Securities, including advice as to any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provision hereof. The fees and expenses of such counsel shall be paid by the Trustee as provided in Section 9.01 hereof.

     SECTION 3.08. Trustee Not to Adjust Accounts. Nothing in this Amended and Restated Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments to the Distributive Fund by reason of any premium or discount in respect of any of the Securities.

     SECTION 3.09. Notice of Change in Distributive Fund. The Trustee shall give prompt written notice to the Sponsor of all amounts credited to or withdrawn from the Distributive Fund pursuant to any of the provisions of this Article III, and the balance in such Fund after giving effect to the credit or withdrawal.


                           ARTICLE IV

                    Evaluation of Securities

     SECTION 4.01. Evaluation of Securities. The Trustee shall determine separately and promptly furnish to the Sponsor upon request the value of each Security as of the Evaluation Time based on the closing sale price of each Security on the days on which Trust Evaluation is required by Section 5.01. A security listed or traded on a recognized stock exchange is valued at its last sale price prior to the time when assets are valued on the principal exchange on which the security is traded. If no sale is reported at that time, the mean between the current bid and asked price will be used. All other securities for which over-the-counter market quotations are readily available are valued at the mean between the last current bid and asked price. Short-term securities having maturity of 60 days or less are valued at cost, when it is determined by the Trustee that amortized cost reflects the fair value of such securities. Securities for which market quotations are not readily available and other assets are valued at fair value as determined in good faith by the Trustee.

     For each evaluation, the Trustee shall also determine and furnish to the Sponsor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) on the basis of the information pursuant to Section 5.01, cash on hand in the Trust Fund (other than cash specially for the purchase of Securities).

     For the purposes of this Section 4.01, the Trustee may obtain current bid prices for the Securities from investment dealers or brokers that customarily deal in corporate securities or from any other reporting service or source of information which the Trustee deems appropriate.

     SECTION 4.02. Liability of the Trustee. The Sponsor and the Holders may rely on any evaluation furnished by the Trustee and shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of the best information available to it. The Trustee shall be under no liability to the Sponsor or the Holders for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                           ARTICLE V

                        Trust Evaluation

     SECTION 5.01. Trust Evaluation. As of the Evaluation Time (1) on each June 30 and December 31 (or the last business day prior thereto) commencing with the first such day which is more than six months after the date of this Amended and Restated Indenture, (2) on any business day as of the Evaluation Time next following the tender of any Participation for redemption and (3) on any other business day desired by it, the Trustee shall:

     Add:
          (1)  cash on hand in the Distributive Fund,

          (2)  the aggregate value of each issue of the Securities,

          (3) dividends on any investments of monies in the Distributive Fund in U.S. Government in U.S. Government obligations, and

          (4)  any other assets of the Trust.

     Deduct:

          (1) amounts representing any applicable taxes on governmental charges payable out of the Distributive Fund,

          (2) amounts representing estimated accrued fees and expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), and the Sponsor pursuant to
Section 9.01,

          (3) cash allocated for distribution to Holders of record as of a date prior to the evaluation then being made,

          (4)  any other liabilities of the Trust.

The resulting figure is herein called a "Trust Evaluation."

     SECTION 5.02. Redemption of Participations. Any Participation tendered by the Holder for redemption to the Trustee at its principal office shall be redeemed and canceled by the Trustee in the manner set forth below. Any Participation evidenced by a certificate tendered by the Holder as set forth above, any Participation in uncertificated form tendered by means of an appropriate request for redemption in form approved by the Trustee shall be redeemed at the net asset value next determined after receipt of the request (the "Redemption Date"). Subject to payment by such Holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equal to the Participation Value (determined on the basis of the Trust Evaluation made in accordance with Section 5.01) multiplied by the number of Participations being redeemed (herein called the "Redemption Price"). The balance paid on any redemption, including accrued or declared but unpaid income, if any, shall be withdrawn from the Distributive Fund to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall inform the Sponsor to sell such Securities form among those designated on the current list for such purpose as provided below and in the manner, in the Sponsor's discretion, as it shall deem advisable or necessary. Sales of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for the Trust Fund subject to any minimum value limitations on sales which shall have been specified by the Sponsor. Securities transactions of the Trust Fund will be placed by the Sponsor with unaffiliated brokers or dealers at the most favorable price and execution of orders. In the event that funds are withdrawn from the Distributive Fund or Securities are sold for payment of any portion of the Redemption Price representing accrued or declared but unpaid income, the Distributive Fund shall be reimbursed when sufficient funds are next available.

     Not later than the close of business on the day of tender of a Participation for redemption by a Holder other than the Sponsor, the Trustee shall notify the Sponsor of such tender.

     The Trustee may in its discretion, and shall when so directed by the Sponsor in writing, suspend the right of redemption or postpone the date of payment of the Redemption Price for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings; (2) for any period during which (as determined by the Securities and Exchange Commission by rule, regulation or order) (i) trading on the New York Stock Exchange, Inc. is restricted or (ii) an emergency exists as a result of which disposal by the Trust Fund of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities for the purposes of any Trust Evaluation; or (3) for such other periods as the Securities and Exchange Commission may by order permit.


                           ARTICLE VI

           Transfer or Interchange of Participations

     SECTION 6.01.  Transfer or Interchange of Participations.
Ownership of any Participation may be transferred by the registered Holder thereof by presentation at the corporate office of the Trustee of a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Holder or his authorized attorney, whereupon the records of the Trustee will be revised to reflect such transfer. Certificates evidencing Participations, if issued, must be properly surrendered and endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Holder or his authorized attorney. If specifically requested by the exchanging Holder, a new registered certificate or certificates for the same number of Participations executed by the Trustee and the Sponsor will be issued in exchange and substitution therefor.

     Participations issued pursuant to this Amended and Restated Indenture are interchangeable for one or more other Participations. The Sponsor and the Trustee may deem and treat the person in whose name any Participation shall be registered upon the books of the Trustee as the owner of such Participation for all purposes hereunder and neither the Sponsor nor the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Participation shall be so registered.

     A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Holder to the Trustee.

     All certificates canceled pursuant to this Amended and Restated Indenture shall be disposed of by the Trustee without liability on its part.

     SECTION 6.02.  Certificate Mutilated, Destroyed, Stolen or Lost.
In case any certificate shall become mutilated or be destroyed, stolen or lost, the Sponsor upon the Holder's written request shall execute and deliver a new certificate in exchange and substitution therefor upon the Holder's furnishing the Sponsor with proper identification and indemnity satisfactory to the Sponsor, complying with such other reasonable regulations and conditions as the Sponsor may prescribe and paying such expenses as the Sponsor may incur. Any mutilated certificate shall be duly surrendered and canceled before any new certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new certificate a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed certificate shall be found at any time.

     In the event the Trust has terminated or is in the process of termination, the Sponsor may, instead of issuing a new certificate in exchange and substitution for any certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such surrender thereof (except in the case of a mutilated certificate) as provided in Section 5.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a certificate evidence to the satisfaction of the Sponsor of the destruction, loss or theft of such certificate and of the ownership thereof.

                          ARTICLE VII

                       Rights of Holders

     SECTION 7.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Participation, a Holder shall be deemed to be a beneficiary of the Trust created by this Amended and Restated Indenture and vested with all right, title and interest in the Trust attributable to such Participation, subject to the terms and conditions of this Amended and Restated Indenture.

     SECTION 7.02.  Ownership of Participations, Certificates.
Ownership of Participations is evidenced by recording on the books of the Trustee, which recording shall be by a Holder's investment account number with the Sponsor as long as such an account is maintained. If a Holder so requests in writing with signature guaranteed by an officer of a national bank and trust company or by a member firm of the National Association of Securities Dealers, Inc. (or in such other manner as may be acceptable to the Trustee), the Trustee shall issue without charge a certificate or certificates to such Holder in the amount of such Holder's Participation.

     SECTION 7.03. Rights, Terms and Conditions. In addition to the other rights and powers set forth in and the other provisions and conditions of this Amended and Restated Indenture, Holders shall have the following rights and powers and shall be subject to the following terms and conditions:

     (a) a Holder may at any time tender his Participation or Participations for redemption in accordance with Section 5.02;

     (b) the death or incapacity of any Holder shall not operate to terminate this Amended and Restated Indenture or Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Amended and Restated Indenture, in respect of the Securities or monies from time to time received, held and applied by the Trustee hereunder;

     (c) except as provided in Section 11.01, no Holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto; nor shall anything herein set forth, or contained in the terms of the Participations, be construed so as to constitute the Holders from time to time as partners or members of any joint venture; nor shall any Holder ever be under any liability to any third persons by reason of any action taken by the parties to this Amended and Restated Indenture, or any other cause whatsoever.

                          ARTICLE VIII

                            Sponsor

     SECTION 8.01. Discharge of a Sponsor. In the event that the Sponsor shall fail to undertake or perform any of the duties which by the terms of this Amended and Restated Indenture are required by it to be undertaken or performed and such failure shall continue for 30 days after notice to the Sponsor from the Trustee or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Sponsor in an involuntary case, or the Sponsor shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Sponsor or for any substantial part of its property shall be appointed or the Sponsor shall make any general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due, then such Sponsor shall forthwith be and shall be deemed to be discharged forever as Sponsor hereunder.

     Notwithstanding the discharge of the Sponsor in accordance with this Section, such Sponsor shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Amended and Restated Indenture by it before the date of such discharge, as fully and to the same extent as if no discharge had occurred.

     SECTION 8.02. Resignation of the Sponsor. If at any time the Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not be or become effective or valid for any purpose whatsoever unless prior to or concurrently with the delivery thereof the Trustee shall have appointed a successor Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor any such successor shall be satisfactory to the Trustee. Upon such delivery, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery. The successor Sponsor shall not be under any liability hereunder for any occurrences or omissions prior to the execution of this instrument.

     SECTION 8.03.  Liability of Sponsor and Indemnification.

     (a) The Sponsor shall be under no liability to the Trust Fund or any Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Amended and Restated Indenture, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any Securities, provided, however, that this provision shall not protect the Sponsor against any liability to which they would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reasons of its reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them by the Trustee, the Trustee's counsel or any other person for any matter arising hereunder (including the determination as to whether any Security is a Restricted Security). The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Holder or the Trustee other than as expressly provided for herein.

     (b) The Trust Fund shall pay and hold the Sponsor harmless from and against any loss, liability or expense incurred in acting as Sponsor of the Fund other than by reason of wilful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder, including the costs and expenses of the defense against any claim or liability in the premises. The Sponsor shall not be under any obligation to appear in, prosecute or defend any expense or liability, provided, however, that the Sponsor may in its discretion undertake any such action which they may deem necessary or desirable in respect of this Amended and Restated Indenture and the rights and duties of the parties hereto and the interests of the Holders hereunder and in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liability of the Trust Fund and shall be paid directly by the Trustee out of the Distributive Fund.

     (c) None of the provisions of this Amended and Restated Indenture shall be deemed to protect or purport to protect the Sponsor against any liability to the Trust Fund or to the Holders to which the Sponsor would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in performance of their duties, or by reason of the Sponsor's reckless disregard of their obligations and duties under this Amended and Restated Indenture.

     SECTION 8.04.  Sponsor's Fee.  For performing certain
administrative services under this Amended and Restated Indenture, the Sponsor shall receive an annual fee paid monthly by the Trustee in accordance with Section 3.02 of a percentage of the Trust Fund's average daily assets in an amount specified as compensation in Schedule C annexed hereto provided that in no event shall such compensation exceed the amount permitted pursuant to Section 26 of the Investment Company Act of 1940. If the balances in the Distributive Fund shall be insufficient to provide amounts payable pursuant to this Section 8.04, the Trustee shall have the power to sell securities in the manner provided in Section 3.05 hereof. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of securities made pursuant to this Section 8.04.


                           ARTICLE IX

                            Trustee

     SECTION 9.01.  General Matters Relating to Trustee.

     (a) All monies deposited with or received by the Trustee hereunder shall be held by it in trust as part of the Trust Fund or the Distributive Fund until required to be disbursed in accordance with the provisions of this Amended and Restated Indenture and such monies will be segregated by separate recordation on the trust ledger of the Trustee in such manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

     (b) The Trustee shall be under no liability for any action taken in good faith on any paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document whether or not of the same kind, prima facie properly executed, or for the disposition of monies or Securities pursuant to this Amended and Restated Indenture; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, and the Trustee may construe any of the provisions of this Amended and Restated Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto and the Holders.

     (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Amended and Restated Indenture or for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it or of Securities purchased by the Trustee) or for or in respect of the validity or sufficiency of the certificates (except for the due execution thereof by the Trustee), or for the due execution thereof by the Sponsor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Holder or to the Sponsor, other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Sponsor.

     (d) The Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Distributive Fund. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust Fund and the rights and interest of the Holders pursuant to the terms of this Amended and Restated Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Distributive Fund.

     (e) The Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The accounts of the Trust shall be examined not less frequently than annually by independent certified public accountants designated from time to time by the Sponsor, and the report of such accountants shall be furnished by the Trustee to Holders as required under the Investment Company Act of 1940. The Trustee shall not be liable in respect of any action taken or suffered under this Amended and Restated Indenture in good faith, in accordance with an opinion of counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Distributive Fund.

     (f) If at any time the Sponsor shall fail to undertake or perform any of the duties which by the terms of this Amended and Restated Indenture are required by it to be undertaken or performed, or the Sponsor shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Sponsor in an involuntary case, or the Sponsor shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Sponsor or for any substantial part of its property shall be appointed or the Sponsor shall make any general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due, then in any such case, the Trustee may do any one or more of the following: (1) appoint a successor Sponsor which shall act hereunder in all respects in place of such Sponsor and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Distributive Fund, but no such deduction shall be made exceeding such reasonable amount as permitted in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940; (2) act hereunder in its own absolute discretion without appointing any successor Sponsor and receive additional compensation at rates determined as provided in clause
(1); or (3) terminate this Amended and Restated Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 10.01.

     (g) The Sponsor shall have the right to purchase any Participation tendered for redemption by notifying the Trustee in writing of its election to make such purchase as soon as practicable thereafter. Such purchase shall be made by payment for such Participation by the Sponsor to the Holder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Holder.

     (h) In no event shall the Trustee or Sponsor be personally liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon. The Trustee shall be reimbursed and indemnified for all such taxes and charges, for any tax or charge imposed against the Trustee as trustee of the Trust and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes and charges.

     (i) Notwithstanding any provisions of this Amended and Restated Indenture to the contrary, except as set forth in Section 8.04, no payment to the Sponsor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust Fund or to any affiliated person (as so defined) or agent of the Sponsor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as permitted under the Investment Company Act of 1940 and rules and regulations adopted by the Securities and Exchange Commission.

     SECTION 9.02. Books and Records. The Trustee shall keep proper books of record and account of all the transactions under this Amended and Restated Indenture at its corporate trust office including, as agent of the Sponsor, a record of the name and address of Holders, and the number of Participations registered in the name of such Holders (indicating whether they are evidenced by certificates or in uncertificated form), and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours of the Trustee.

     SECTION 9.03. Indenture and List of Securities on File. The Trustee shall keep a conformed copy or duplicate original of this Amended and Restated Indenture on file at its corporate trust office available for inspection at all reasonable times during its usual business hours by any Holder, and the Trustee shall keep and so make available for inspection a current list of Securities.

     SECTION 9.04. Compensation of Trustee. The Trustee shall be entitled to reasonable compensation for all services rendered by it hereunder, and to be reimbursed for all of its disbursements and exonerated from and indemnified against all expenses and liabilities which it shall incur, suffer or be subject to hereunder. All losses, expenses and liabilities of the Trustee caused otherwise than by its bad faith shall be conclusively deemed to be part of its expense hereunder. The Trustee's normal and extraordinary compensation and reimbursement of expenses and losses shall be charged monthly by the Trustee against the Distributive Fund in accordance with Section 3.02. If the balances in the Distributive Fund shall be insufficient to provide for amounts payable pursuant to this Section 9.04, the Trustee shall have the power to sell Securities in the manner provided in Section 3.05 hereof. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 9.04.

     SECTION 9.05.  Resignation, Discharge or Removal of Trustee;
Successors.

     (a) The Trustee may resign and be discharged of its obligations with respect to the Trust Fund by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor and mailing a copy of a notice of resignation to all Holders then of record at the expense of the Trust Fund, not less than sixty days before the date specified in such instrument when, subject to Section 8.03(c), such resignation is to take effect. Upon receiving such notice of resignation, the Sponsor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided. Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder then of record. In case at any time the Trustee shall not meet the requirements set forth in Section 9.06 hereof, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of such Trustee or of its property shall be appointed, or any public officer shall take charge or control of such

Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, the Sponsor may remove such Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and the successor Trustee provided that a notice of such removal and appointment of a successor shall be mailed by the successor Trustee promptly after acceptance of such appointment of each Holder then of record.

     (b) Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Securities then held, if any, and shall deduct from the Distributive Fund and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2) any compensation due it for its extraordinary services and (3) any other expenses and disbursements as provided herein.

     (c) In case at any time the Trustee shall resign and no successor Trustee shall have been appointed within thirty days after notice of resignation has been received by the Sponsor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee. If, after such an application is made by the Trustee to a court of competent jurisdiction (after November 30, 2015) and the court is unable to appoint a successor Trustee, then no earlier than six months after the date of such application, the Trustee may notify each participant and the Sponsor that the Trust shall terminate on a day no earlier than six months from the date of such notice unless a successor Trustee has been appointed.

     (d) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Amended and Restated Indenture. Upon the request of such successor Trustee, the retiring Trustee shall, upon payment of all amounts due, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all Securities and monies at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Amended and Restated Indenture. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section shall become effective upon such acceptance of appointment by the successor Trustee.

     (e) Any corporation into which the Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be the successor Trustee under its Amended and Restated Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

     SECTION 9.06. Qualification of Trustee. The Trustee and any successor shall be a banking corporation organized and doing business under the laws of the United States, or any state thereof, having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

                           ARTICLE X

                          Termination

     SECTION 10.01. Procedure Upon Termination. This Amended and Restated Trust Indenture and the Trust shall terminate on November 30, 2100, or upon the sale or other disposition as the case may be, of the last Common Stock held hereunder unless sooner terminated at any time by written instrument executed by the Sponsor and consented to (as provided in this Section 10.01) by Holders owning 51% of the Participations then outstanding under this Amended and Restated Indenture.

     Written notice of any termination, specifying the time or times at which the Holders evidenced by certificates may surrender their certificates for cancellation and the date determined by the Trustee, upon which the transfer books of the Trustee, maintained pursuant to
Section 6.01 shall be closed, shall be given by the Trustee to each Holder. The expenses of such termination shall be deducted from the Distributive Fund. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Securities then held, if any, and shall:

     (a) deduct from the Distributive Fund and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2) any compensation due it for its extraordinary services and (3) any other expenses and disbursements as provided herein;

     (b) deduct from the Distributive Fund and pay accrued and unpaid fees to the Trustee, the Sponsor and counsel pursuant to Section 9.01;

     (c) deduct from the Distributive Fund any amounts which it, in its sole discretion, shall deem requisite to provide for any applicable taxes or other governmental charges that may be payable out of the Trust Fund;

     (d) distribute forthwith to each Holder of Participations in uncertificated form, and to each Holder of Participations evidenced by certificates upon surrender for cancellation of his certificate or certificates, such Holder's interest in the balance of the Distributive Fund provided that such distribution shall be made to Holders of record as of the date of such computation and shall be distributed to them within five days or shortly thereafter;

     (e) together with such distribution to each Holder as provided for in paragraph (c), furnish to each such Holder a final statement as of the date of the computation of the amount distributable to Holders, setting forth the data and information in substantially the form and manner provided for in Section 3.04 hereof.

     SECTION 10.02.      Notice to Holders Evidenced by Certificates.
In the event that all of the Holders of Participations evidenced by Certificates shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Holders of such Participations to surrender their Certificates for cancellation and receive the liquidating distribution with respect thereto. The expenses of such notice shall be deducted from the Distributive Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders of Participations evidenced by Certificates concerning surrender of their Certificates and the cost thereof shall be paid out of the monies and other assets which remain in the Trust Fund.

     SECTION 10.03. Monies to be Held in Trust Without Interest. The Trustee shall be under no liability with respect to monies in Distributive Fund upon termination, except to hold the same in trust without interest.

     SECTION 10.04. Dissolution of Sponsor Not to Terminate. The dissolution of the Sponsor shall not operate to terminate this Amended and Restated Indenture or the Trust Fund.

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                           ARTICLE XI

                    Miscellaneous Provisions

     SECTION 11.01.      Amendment and Waiver.  This Amended and
Restated Indenture may be amended from time to time by the Sponsor and the Trustee without the consent of any of the Holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein; (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; or (c) to make such other provisions in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Holders.

     This Amended and Restated Indenture may in any event be amended and/or supplemented as to any series as follows: A written statement may be prepared and executed by an authorized officer of the Sponsor in its name and by an authorized officer of the Trustee in its name and filed with the Sponsor and the Trustee, setting forth specific proposals to amend and/or supplement this Amended and Restated Indenture, provided that Holders representing in the aggregate not less than a majority of the Participations entitled to vote hereunder shall consent to such proposals. Such statement shall be mailed to all Holders at their addresses as they appear on the books of the Trustee. Upon receipt by the Trustee of written consents from Holders representing in the aggregate not less than a majority of the Participations, the Trustee shall mail to all Holders at their addresses as they appear on the Trustee's books, a notice to the effect that this Amended and Restated Indenture as modified and/or supplemented in accordance with the proposals contained in such statement on a date to be designated by the Trustee and therein specified, which date shall be at least twenty (20) days after the date of such mailing. All Holders who do not exercise their respective rights of termination within fifteen days after the date of mailing of such notice shall be conclusively and finally deemed for all purposes to have consented and agreed to this Amended and Restated Indenture as modified and/or supplemented in accordance with the proposals contained in such statement, whether or not they consented thereto or had actual notice thereof; and this Amended and Restated Indenture shall, on the date specified in the statement containing such proposals, be deemed modified and/or supplemented in accordance with such proposals, and the Sponsor, the Trustee and all Holders in such series shall be deemed conclusively and irrevocably bound thereby.

     Promptly after the execution of any such amendment the Trustee shall furnish written notification at the expense of the Trust of the substance of such amendment to each Holder then of record.

     It shall not be necessary for the consent of Holders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     SECTION 11.02. Registration of Participations and Trust. The Sponsor agrees and undertakes to keep the registration of the Participations and the Trust with the Securities and Exchange Commission and under the Blue Sky laws of the states on a current basis and the Trustee shall have no obligation with respect thereto. Registration charges, Blue Sky fees, printing costs, attorney's fees, and other miscellaneous out-of-pocket expenses incurred pursuant to this Section and related to all Participations shall be borne by the Trust Fund. The Sponsor shall also make such annual or other reports, make such elections and file such tax returns as may from time to time be required under any applicable or Federal statute or rule or regulation thereunder.

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

     SECTION 11.03. Fiscal Year. The fiscal year end of the Trust shall be December 31.

     SECTION 11.04. New York Law to Govern. All laws and rules of construction of the State of New York shall govern the rights of the parties hereto and the Holders and the interpretation of the provisions hereof.

     SECTION 11.05. Notices. Any notice, demand, direction or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to the Corporate Secretary, Lexington Management Corporation, Park 80 West, Plaza Two, Eighth Floor, Saddle Brook, New Jersey 07663, or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if received at the office of the Trustee, 225 Franklin Street, Boston, Massachusetts 02110, or at such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice to be given to a Holder shall be duly given if mailed or delivered to each Holder at the address of such Holder appearing on the registration books of the Trustee.

     SECTION 11.06. Severability. If any one or more of the covenants, agreements, provisions or terms of this Amended and Restated Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amended and Restated Indenture and shall in no way affect the validity or enforceability of the other provisions of this Amended and Restated Indenture or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Separate and Distinct Series. Each series to which this Amended and Restated Indenture shall be applicable shall, for all financial and administrative purposes, be considered separate and distinct from every other Series, and the assets of one series shall not be commingled with the assets of another series nor shall the expenses of any one Series be charged against any other Series.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed.



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